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  Exhibit 23

  Consent of Independent Accountants
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  We have issued our reports dated February 9, 1996 accompanying the consolidated financial statements and schedules included in the Annual Report of Federal Realty Investment Trust on Form 10K for the year ended December 31, 1995. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Federal Realty Investment Trust on Form S-3 (File No. 33-63687, effective December 4, 1995, which pursuant to Rule 429 of the Securities and Exchange Act of 1934 constitues a post-effective amendment to Registration Statement No. 33-51029 effective December 13, 1993).


  Grant Thornton LLP
  Washington, D.C.
  March 15, 1996

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